UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

DASEKE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway Suite 550
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, Daseke, Inc. (the “Company”) appointed Aaron Coley, age 49, as Executive Vice President, Chief Financial Officer (“CFO”) of the Company, effective October 28, 2022 (the “Effective Date”). Mr. Coley will succeed Jason Bates, who resigned as CFO of the Company on September 19, 2022. Subsequent to Mr. Bates’ resignation and until Mr. Coley begins his service as the Company’s CFO, Jonathan Shepko, the Company’s Chief Executive Officer, will serve as principal financial officer of the Company.

Coley Employment Agreement and Inducement Award Agreements

Bringing over 24 years of business experience and 11 years of CFO experience, Mr. Coley joins Daseke from Pilot Thomas Logistics, a North American petroleum distribution and services business with a fleet of over 3,000 trucks and 80 warehouses across the country, where he had served as the CFO since January 2018. Prior to that, from April 2016 to January 2018, Mr. Coley served as the CFO for Jones Companies, LLC, a single-family office with operating companies spanning various industries, including lumber, recycling, equipment rental and trucking/logistics. From 2011 to 2016, Mr. Coley was a Vice-President for BG Group, plc where he worked in two joint ventures: first, as the CFO of TGGT Midstream and then, as the CFO of BG Trinidad & Tobago. Prior to BG Group, plc, Mr. Coley was a Managing Director at FTI Consulting, Inc., providing interim management, lender and transaction advisory services. Mr. Coley began his career in public accounting first at Weaver and Tidwell, LLP and then PricewaterhouseCoopers LLP as an assurance manager. Mr. Coley is a Certified Public Accountant. He earned a Bachelor of Science degree in Accounting and Finance from Texas Christian University and a Postgraduate Diploma in Strategy and Innovation from Oxford University.

There are no family relationships between Mr. Coley and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between the Company and Mr. Coley that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Coley’s appointment as the Company’s CFO, on September 22, 2022, he and the Company entered into an Employment Agreement (the “Employment Agreement”). Also on September 22, 2022, in connection with, and as a material inducement for, Mr. Coley’s entering into employment as the Company’s CFO, Mr. Coley entered into the following award agreements with the Company, each of which will be effective as of the Effective Date and subject to Mr. Coley’s commencement of employment with the Company on the Effective Date, pursuant to which he will be granted the following inducement awards on the Effective Date (collectively, the “Inducement Awards”): (1) a performance stock unit award agreement with respect to 68,572 shares of the Company’s common stock that will time-vest on December 31, 2025 and performance-vest based on the achievement of specified performance conditions; (2) a restricted stock unit award agreement with respect to 45,714 shares of the Company’s common stock that will vest in substantially equal installments on the first three anniversaries of March 1, 2023; and (3) a restricted stock unit award agreement with respect to 225,000 shares of the Company’s common stock, 50% of which will vest on the first anniversary of the Effective Date and 50% of which will vest on the second anniversary of the Effective Date.

The Employment Agreement provides that (1) Mr. Coley will serve as the CFO of the Company and will perform the duties assigned to him by the Board of Directors of the Company, the Chief Executive Officer of the Company or their respective designees; (2) Mr. Coley’s employment will be on an at-will basis and there will be no fixed employment period; (3) Mr. Coley will be entitled to an annualized base salary of $450,000; (4) Mr. Coley will be eligible to earn an annual discretionary bonus with target value of 75% of his base salary; and (5) Mr. Coley will be entitled to receive a sign-on award in the form of a one-time cash payment of $450,000, subject to repayment in the event that Mr. Coley resigns without Good Reason (as defined in the Employment Agreement) or is terminated by the Company for Cause (as defined in the Employment Agreement) within one year following the Effective Date. In addition, Mr. Coley will be eligible to participate in the Company’s long-term incentive compensation plans, programs or arrangements made available to other senior executives of the Company.[1]

Under the Employment Agreement, if Mr. Coley’s employment is terminated by the Company without Cause or if Mr. Coley resigns for Good Reason, Mr. Coley will be entitled to, subject to his execution and non-revocation of a release of claims against the Company and its affiliates and his continued compliance with restrictive covenants: (1) a severance payment equal to the sum of (a) 18 months of base salary plus (b) a pro rata portion of his target annual bonus for the year in which he is terminated, payable over the 18-month period following such date of termination; and (2) up to 18 months of Company-subsidized COBRA coverage. If Mr. Coley’s employment is terminated due to his death or Disability (as defined in the Employment Agreement), Mr. Coley will be entitled to, subject to his execution and non-revocation of a release of claims against the Company and its affiliates and his continued compliance with restrictive covenants, a pro rata portion of his target annual bonus for the year in which he is terminated, payable within 60 days of such date of termination.

The Employment Agreement also entitles Mr. Coley to the Company’s customary employee benefits and binds him to restrictive covenants regarding confidentiality, non-competition, non-solicitation, non-disparagement and the Company’s ownership of intellectual property.

The foregoing descriptions of the material terms of the Employment Agreement and the Inducement Awards are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the applicable award agreements pursuant to which the Inducement Awards will be made, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.

Bates Separation Agreement

On September 22, 2022, Mr. Bates entered into a Separation Agreement with the Company (the “Separation Agreement”). Mr. Bates may revoke his execution of the Separation Agreement by September 29, 2022, and if not revoked, the Separation Agreement will become effective September 30, 2022 (the “Separation Agreement Effective Date”).

The Separation Agreement provides that Mr. Bates will be entitled to receive, among other things, a severance payment in cash equal to $3,700,000, payable in a single lump sum within 60 days of the Separation Agreement Effective Date. In addition, the Separation Agreement provides that, effective as of date of Mr. Bates’ resignation, any vested and unvested stock options, unvested time-based restricted stock units and/or vested and unvested performance-based restricted stock units held by Mr. Bates as of such date will be immediately forfeited and cancelled for no consideration.

The Separation Agreement includes a customary release of claims by Mr. Bates in favor of the Company and its affiliates. Mr. Bates’ severance benefits described above are conditioned upon his execution and non-revocation of such release of claims, as well as his continued compliance with the restrictive covenant obligations contained in his employment agreement with the Company, dated April 20, 2020.

The foregoing description of the material terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.

[1] The Company strives to recruit and retain talented and experienced leaders who will support the Company’s mission and values. To accomplish this overarching goal, the Company’s executive compensation philosophy aims to properly motivate management with an easy-to-comprehend compensation package, which currently includes, in addition to base salary and certain retirement and health and welfare benefits, the following components: (i) performance-based annual cash incentive bonuses, based on the Company’s achievement of certain adjusted pre-tax net income (“PTNI”) targets, with a payout ranging from 0% to 200% of target depending on the Company’s performance versus the goal, and (ii) long-term equity incentive awards, generally granted as follows: (x) 40% in the form of time-based restricted stock units (“RSUs”) that generally vest over the three-year period commencing on the applicable date of grant in substantially equal annual installments, subject to continued employment, and (y) 60% in the form of performance-based restricted stock units (“PSUs”). The dollar value of such equity awards is converted into a specific number of RSUs and PSUs based on the average closing price of the Company’s common stock for the 20 trading days in February each year. The target number of PSUs is determined at the beginning of the applicable three-year performance period, based upon such year’s PTNI performance and the number of PSUs earned at the end of such performance period will range from 0% to 200% of target, depending on performance, based on the average of PTNI achievement over such performance period, which average is subject to an overall modifier based on the Company’s relative total shareholder return (“TSR”) ranking as compared to a select group of industry peer companies, measured over such performance period. In the event that the Company’s relative TSR performance is below the 25th percentile as compared to the TSR peer group, the modifier will reduce by 25% the number of PSUs that are earned, and in the event that the Company’s relative TSR performance exceeds the 75th percentile as compared to the TSR peer group, the modifier will increase by 25% the number of PSUs that are earned (with no application of linear interpolation). The total number of PSUs that may be earned at the end of such performance period is capped at 200% of the target number of PSUs.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On September 23, 2022, the Company issued a press release regarding, among other things, the appointment of Mr. Coley as the Company’s CFO, effective October 28, 2022, and the Company’s fiscal 2022 outlook. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date:	September 23, 2022	By:	/s/ Soumit Roy
Soumit Roy, Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary